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                                                                       Exhibit 5

                       [BINGHAM McCUTCHEN LLP LETTERHEAD]

December 24, 2003

Wheeling-Pittsburgh Corporation
Wheeling-Pittsburgh Steel Corporation
WP Steel Venture Corporation
1134 Market Street

Wheeling, WV 26003

      Re:   Registration Statement on Form S-1 under the Securities Act of 1933

Gentlemen:

      We have acted as counsel to (i) Wheeling-Pittsburgh Corporation, a Delaware corporation ("WPC"), (ii) Wheeling-Pittsburgh Steel Corporation, a Delaware corporation ("WPSC"), and (iii) WP Steel Venture Corporation, a Delaware corporation ("WPSV" and together with WPC, the "Guarantors"), in connection with the Registration Statement on Form S-1 (the "Registration Statement"), filed by WPC and WPSC and WPSV (as a subsidiary registrant guarantor) (collectively the "Registrants") with the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act"), for the registration of the resale of (a) 1,222,102 shares of the common stock, $0.01 par value per share, of WPC (the "Shares"), (b) $7,137,197 in aggregate principal amount due at maturity of Senior Secured Notes (the "Series B Notes") Due 2010 of WPSC, and (c) the Guarantee Agreements, as defined in the Indenture (the "Indenture"), dated as of August 1, 2003, by and among WPSC, the Guarantors and Bank One, N.A. as Trustee (which Indenture is filed as
Exhibit 4.2 to the Form 10 registration statement of WPC, filed with the SEC on August 8, 2003, as amended), of the Guarantors (the "Note Guarantees"). Capitalized terms used herein and not defined shall have the respective meanings ascribed to them in the Indenture.

      As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind), we have relied, with your permission, entirely upon certificates of officers of the Registrants and have assumed, without independent inquiry, the accuracy of all of such statements of fact and of such certificates.

      In connection with this opinion, we have examined originals or copies of the following documents:

      (i)   the Registration Statement;
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      (ii)  the Indenture;

      (iii) the Series B Notes;

      (iv)  the Note Guarantees;

      (v) the certificates of incorporation of each of the Registrants, certified by the Secretary of State of the State of Delaware as being true, complete and correct and in full force and effect;

      (vi) the bylaws of each of the Registrants, certified by an officer of each such Guarantor as of December 24, 2003 as being true, complete and correct and in full force and effect;

      (vii) certificates of certain officers of each of the Registrants, dated as of December 24, 2003, attesting as to the adoption of certain resolutions by their respective boards of directors;

      (viii) certificates of the Secretary of the State of Delaware certifying as to the good standing and legal corporate existence of each of the Registrants; and

      (ix) the Order of the United States Bankruptcy Court for the Northern District of Ohio, dated June 18, 2003, confirming the Chapter 11 Plan of Reorganization of WPC and the other debtors party thereto (the "Plan of Reorganization").

      The documents specified in items (ii) through (iv) above are referred to herein, collectively, as the "Finance Documents." We have examined the documents listed in the preceding paragraph and such other corporate and public records and agreements, instruments, certificates and other documents as we have deemed necessary or appropriate for the purposes of this opinion.

      We have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document.

      For purposes of this opinion, we have made such examination of law as we have deemed necessary. This opinion is limited solely to the internal substantive laws (other than state tax, antitrust, "blue sky" and securities laws, as to which we express no opinion) of the State of New York as applied by courts located in New York ("New York Law"), the federal laws of the United States of America (except for antitrust and securities laws, as to which we express no opinion), the Delaware General Corporation Law and the Delaware Constitution as applied by the courts of Delaware.
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      Our opinion is further subject to the following exceptions, qualifications and assumptions, all of which we understand to be acceptable to you:

      (a) We have assumed without any independent investigation that (i) each party to the Indentures and the other Finance Documents, other than the Registrants, at all times relevant thereto, is validly existing and in good standing under the laws of the jurisdiction in which it is organized, and is qualified to do business and in good standing under the laws of each jurisdiction where such qualification is required generally or is necessary in order for such party to enforce its rights under such Finance Documents, (ii) each party to the Indentures and the other Finance Documents, other than the Registrants, at all times relevant thereto, had and has the full power, authority and legal right under its certificate of incorporation, partnership agreement, by-laws, and other governing organizational documents, and the applicable corporate, partnership, or other enterprise legislation and other applicable laws, as the case may be, to execute, deliver, and perform its obligations under the Indentures and the other Finance Documents, and (iii) each party to the Indentures and the other Finance Documents, other than the Registrants, has duly authorized, executed, and delivered each of the Finance Documents to which it is a party.

      (b) We have assumed without any independent investigation that each of the Finance Documents is a valid, binding and enforceable agreement of each party thereto other than the Registrants.

      (c) The enforcement of any obligations of any of the Registrants or any other Person, whether under any of the Finance Documents or otherwise, may be limited by bankruptcy, insolvency, reorganization, moratorium, marshaling or other laws and rules of law affecting the enforcement generally of creditors' rights and remedies (including such as may deny giving effect to waivers of debtors' or guarantors' rights); and we express no opinion as to the status under any frudulent conveyance laws or fraudulent transfer laws of any of the obligations of, or security interests granted by, any of the Registrants or any other person, whether under any of the Finance Documents or otherwise or to the applicable law with respect to such matters.

      (d) The enforcement of any of your rights, or the rights of any person or entity benefited by the Indentures or the Finance Documents, may in all cases be subject to an implied duty of good faith and fair dealing and to general principles of equity, including, without limitation, concepts of materiality and reasonableness (regardless of whether such enforceability is considered in a proceeding at law or in equity), whether enforcement is considered in a proceeding in equity or law, and the discretion of the court before which any proceeding therefor may be brought and, as to any rights to any applicable collateral security, will be subject to a duty to act in a commercially reasonable manner.
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      (e) We express no opinion as to the availability of any specific or equitable relief of any kind.

      (f) We express no opinion as to the creation, attachment, priority, perfection, validity or enforceability of any security interest.

      (g) We express no opinion as to the enforceability of any particular provision of any of the Loan Documents relating to or constituting (i) waivers of any applicable defenses, setoffs, recoupments, or counterclaims, (ii) waivers or variations of provisions which are not capable of waiver or variation under Sections 1-102, 9-602, 9-603, or other applicable provisions of the Uniform Commercial Code of the State of New York, (iii) provisions in the Finance Documents rendered ineffective or unenforceable by Part 4 of Article 9 of the applicable UCC,
      (iv) exculpation or exoneration clauses or indemnity clauses, in each case to the extent the same may be limited by or contrary to public policy, and clauses relating to releases or waivers of unmatured claims or rights, (v) the imposition or collection of interest on overdue interest or providing for a penalty rate of interest or late charges on overdue or defaulted obligations, or the payment of any premium, liquidated damages, or other amount which may be held by any court to be a "penalty" or a "forfeiture", or (vi) so-called "usury savings" clauses. We express no opinion as to the effect of suretyship defenses, or defenses in the nature thereof, with respect to the obligations of any applicable guarantor, joint obligor, surety, accommodation party, or other secondary obligor.

      (h) We express no opinion with respect to whether acceleration of the Notes may affect the collectibility of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon, and we express no opinion as to the right of any person under the Finance Documents to accelerate any obligation of any of the Registrants except for a material breach of a material term of such Finance Documents.

      Based upon the foregoing, and subject to the limitations and qualifications set forth below, we are of the opinion that:

      1. The Shares have been duly authorized and validly issued by WPC and are fully paid and non-assessable.

      2. Each of the Series B Notes and the Note Guarantees to which any Registrant is a party constitutes a valid and binding obligation of such Registrant, enforceable against such Registrant in accordance with its terms.

      We consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement and the reference to us under the heading "Legal Matters" in the related prospectus.

                                        Very truly yours,

                                        /s/ BINGHAM McCUTCHEN LLP
                                        BINGHAM McCUTCHEN LLP